UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

GPB Automotive Portfolio, LP

(Exact name of registrant as specified in its charter)

Delaware	000-56285	35-2484347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Highline Management, Inc.
33 East 33rd Street, Suite 807 New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 489-8484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on December 8, 2023, in Securities and Exchange Commission v. GPB Capital Holdings, LLC; Ascendant Capital, LLC; Ascendant Alternative Strategies, LLC; David Gentile; Jeffrey Schneider; and Jeffrey Lash (the “SEC Action”), the United States District Court for the Eastern District of New York (the “EDNY Court”) entered an order that (i) Joseph T. Gardemal III’s role as independent monitor over GPB Capital Holdings, LLC (“GPB CH”) be converted to a receivership over GPB CH and related entities (the “Receivership Entities”), including GPB Automotive Portfolio, LP, and (ii) a litigation injunction be entered. Effective the same date, the EDNY Court took exclusive jurisdiction and possession of all of the assets of the Receivership Entities, together with all proceeds thereof.

On December 14, 2023, the EDNY Court entered an order granting a temporary stay so that the parties to the SEC Action may seek a stay pending appeal from the Second Circuit. The EDNY Court further ordered that the parties must file a motion for a stay pending appeal before the Second Circuit on or before December 21, 2023 in order for the temporary stay to remain in effect until the Second Circuit decides the stay motion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPB Automotive Portfolio, LP

Date: December 19, 2023	By:	/s/ Robert Chmiel
	Name:	Robert Chmiel
	Title:	Chief Executive Officer